Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Western Digital Corporation:

      We consent to the incorporation by reference in the registration statements (Nos. 2-76179, 2-97365, 33-9853, 33-57953, 33-60166, 33-60168, 33-51725, 333-20359, 333-31487, 333-41423, 333-42991, 333-70413, 333-95499, 333-36332, 333-56738, 33-24585, 33-33365, 33-56128, 333-107227 and 333-111130) on Form S-8 of Western Digital Corporation and in the registration statements (Nos. 33-51695 and 333-36350) on Form S-3 of Western Digital Corporation of our report dated July 29, 2004 related to the consolidated balance sheets of Western Digital Corporation and subsidiaries as of July 2, 2004 and June 27, 2003 and the related consolidated statements of income, shareholders’ equity and comprehensive income and cash flows for each of the years in the three-year period ended July 2, 2004, and the related financial statement schedule, which report appears in the July 2, 2004 annual report on Form 10-K of Western Digital Corporation.

/s/ KPMG LLP

September 13, 2004

Costa Mesa, California